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                                                                     EXHIBIT 4.1




                        UNANIMOUS WRITTEN CONSENT OF THE
                               BOARD OF DIRECTORS

                         OF NEXT GENERATION MEDIA CORP.

                  The undersigned, being all the members of the Board of Directors (the "Board of Directors") of NEXT GENERATION MEDIA CORP., a Nevada corporation (the "Corporation"), pursuant to Sections 78.315, 78.390 and 78.403 of the General Corporation Law of the State of Nevada (the "NGCL"), do hereby take the following actions as of April 17, 1998, by unanimous written consent in lieu of a special meeting and do hereby consent that the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted at a formal meeting of the Board of Directors of the Corporation, duly called and held for the purpose of acting upon proposals to adopt such resolutions. Each of the undersigned does hereby waive all formal requirements, including the necessity of holding a formal meeting and any requirements that notice of such meeting be given.

                  The following resolutions are hereby adopted:

         WHEREAS, the undersigned constitute all of the members of the Board of Directors of the Company, and the Bylaws of the Company and the corporation laws of the State of Nevada permit actions without a meeting of the directors if all of the members of the Board of Directors consent to such actions in writing;

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to purchase all of the outstanding shares of capital stock of United Marketing Solutions Inc., a Virginia corporation ("UMSI"), and as the sole shareholder of United Merger Company Inc. ("Newco"), for the Corporation and Newco to engage in certain transactions in connection with the merger of Newco into UMSI (the "Merger") with the result that UMSI will become a wholly owned subsidiary of the Corporation and, in connection with and to facilitate the Merger, the Board of Directors has determined that it is in the best interests of the Corporation to engage in certain other transactions including a purchase of the Series C Preferred Shares and subordinated debt of UNICO, Inc., a Delaware corporation ("Unico") and the sale of certain shares of the Corporation for cash and securities to Gerard R. Bernier, Gerald Bomstad, Jr., Leon Zajdel and T.C. Capital Ltd., a Bahamian corporation (collectively, with the Merger, the "Transactions"); and

         WHEREAS, there have been presented to the Board of Directors drafts of various documents related to the Transactions (the "Transaction Documents"), including, among others:



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                  1.       Letter agreement among Renaissance Capital Partners,
                           Ltd., the Duncan Smith Company and the Corporation for the purchase by the Corporation of Series C Preferred Shares and subordinated debt of Unico dated March 18, 1998 (attached hereto as Exhibit A);

                  2. a draft of the Stock Purchase Agreement and Agreement of Merger among Unico, UMSI, Newco and the Corporation for the purchase by the Corporation of the common stock of UMSI held by Unico (attached hereto as Exhibit B); and

                  3. a draft of the Stock Purchase Agreement between T.C. Capital Ltd., a Bahamian corporation ("T.C. Capital") for the sale of shares of certain newly issued securities of the Corporation (attached hereto as Exhibit C); and

         WHEREAS, for purposes of carrying out these Resolutions, the Board of Directors has approved and recommended to the shareholders of the Corporation an amendment to the Articles of Incorporation of the Corporation to provide for the creation of two series of a new class of shares in the Corporation; and

         WHEREAS, in connection with the Transactions and Transaction Documents, it is deemed to be in the best interests of the Corporation (a) to reserve shares of the common stock (par value $0.01 per share) of the Corporation for the issuance upon the consummation of the Transactions to holders of common stock of Unico, upon the merger of Newco into UMSI and (b) to authorize and issue two series of a new class of stock of the Corporation as contemplated by the Transaction Documents;

                             TRANSACTION RESOLUTIONS

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors finds that it is advisable and in the best interests of the Corporation to enter into the Transactions; and

         BE IT FURTHER RESOLVED, each of the Transaction Documents is hereby approved in the form presented, together with all such changes, additions and deletions as to any or all of the terms thereof as any officer executing any such agreements or instruments may deem necessary or desirable, such execution by such officer to be conclusive evidence that he deems all of the terms and provisions thereof to be necessary and advisable; and

         BE IT FURTHER RESOLVED, that each officer, or any of them,


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         is authorized to execute, in the name and on behalf of the Corporation
         (and, if required, under the Corporation's corporate seal), as the case may be, and deliver any other agreements, certificates, instruments or documents such officer deems necessary, advisable or proper in connection with or pursuant to the Transaction Documents; and

         BE IT FURTHER RESOLVED, that each officer, or any of them, is authorized to attest the signature of any officer executing on behalf of the Corporation any Transaction Documents and any other agreement, certificate or instrument related thereto, and is further authorized to affix the corporate seal thereto; and

         BE IT FURTHER RESOLVED, that each and every officer of the Corporation, or any of them, is authorized to take any action necessary to pay any expenses incurred by the Corporation in connection with the execution and delivery of or performance under any of the Transaction Documents or any other agreement, instrument or document executed in connection therewith or pursuant thereto; and

         BE IT FURTHER RESOLVED, that each and every officer of the Corporation, or any of them, is authorized to take such action from time to time on behalf of the Corporation as he or she may deem necessary, advisable or proper in order to carry out and perform the obligations of the Corporation under the Transaction Documents executed by the Corporation pursuant to these resolutions and under any other agreements, documents or instruments executed and delivered on behalf of the Corporation pursuant thereto and in connection therewith, and is further authorized to take such action from time to time on behalf of the Corporation as he or she may deem necessary, advisable or proper in order to facilitate the Transactions contemplated thereby; and

         BE IT FURTHER RESOLVED, that each officer, or any of them, be and hereby is authorized to certify to any parties to Transaction Documents or other agreements, documents or instruments executed pursuant to these resolutions a copy of these resolutions and the names and signatures of the Corporation's officers and employees hereby authorized to act in the premises, and such parties are hereby authorized to rely upon such certificate until formally advised by a like certificate of any change therein, and are hereby authorized to rely on any such additional certificates; and

         BE IT FURTHER RESOLVED, that all the actions of the officers and directors of the Corporation to date in connection with the Transaction Documents be, and they hereby are, ratified, approved and confirmed.



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                          RESERVATION OF CAPITAL STOCK

         NOW, THEREFORE, BE IT RESOLVED, that the Corporation shall reserve 220,000 shares of its common stock (par value $0.01) for issuance to the Unico shareholders upon consummation of the Merger as provided for in the Transaction Documents;

         BE IT FURTHER RESOLVED, that the President and Secretary of the Corporation are authorized and empowered to issue and sell shares of common stock (par value $0.01) of this Corporation to such persons in the amounts and for the consideration set forth in the Transaction Documents;

         BE IT FURTHER RESOLVED, that the shares of common stock issued and sold by the Corporation pursuant to the foregoing resolution shall be evidenced by certificates that shall have placed prominently thereon all legends required by federal law, Nevada law, the Certificate of Incorporation and/or the Bylaws;

         BE IT FURTHER RESOLVED, that each share of common stock issued and sold by the Corporation pursuant to the foregoing resolution, when the full purchase price therefor shall have been received by the Corporation, shall be a duly and validly issued, fully paid and nonassessable share, and the consideration received therefor shall be credited to the appropriate capital accounts of the Corporation; and

         BE IT FURTHER RESOLVED, that the President and Secretary of the Corporation are authorized, directed and empowered on behalf of the Corporation and in its name to execute any applications, certificates, agreements, or any other instruments or documents or amendments or supplements thereto, or to do and to cause to be done any and all other acts and things as such officers may in their discretion deem necessary or appropriate to carry out the purposes of the foregoing resolution.

                       RECOMMENDATION TO THE SHAREHOLDERS
                     FOR AUTHORIZATION OF NEW CLASS OF STOCK

         BE IT FURTHER RESOLVED, that the Board of Directors recommends to the shareholders of the Corporation to amend Article IV of the Certificate of Restated Articles of Incorporation as follows:

                                    "The corporation is authorized to issue
                  50,000,000 shares of $0.01 par value common stock ("Common Stock") and 1,000,000 shares of $0.001 par value preferred stock ("Preferred Stock"). The Preferred Stock shall have such designations, series, amounts, powers, preferences and relative,


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                  participating, optional and other special rights and
                  qualifications, limitations and restrictions as shall be fixed by the Board of Directors in its discretion."



         BE IT FURTHER RESOLVED, that the Preferred Stock shall be divided into two series, and the designations, amounts, powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof are hereby fixed as follows:



                 Callable Cumulative Convertible Preferred Stock

         1. DESIGNATION: The series of Preferred stock, the issuance of which is hereby authorized, shall comprise 500,000 shares the distinctive serial designation of which shall be "Preferred Stock, Series A", which is sometimes referred to herein as "Callable Cumulative Convertible Preferred Stock." Each share of Series A Preferred Stock shall be identical in all respects with all other shares of Series A Preferred Stock. The number of shares of Series A Preferred Stock that are purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         2. DIVIDENDS: Each holder of record of a share or shares of Series A Preferred Stock (a "Holder") of Series A Preferred Stock shall be entitled to receive, prior to the payment of any dividends on the Common Stock, a cumulative dividend of $0.30 per share per annum for the first six months and $0.50 per share per annum thereafter. Dividends will accrue and not be payable until eighteen months following the date of issue. Dividends will be payable provided that the indebtedness of the Corporation to BancFirst, an Oklahoma banking corporation ("BancFirst") is current, in accordance with the terms of the Corporation's financing agreement with BancFirst. Dividends shall be payable beginning eighteen months after the date of issue and on each anniversary thereafter (each such date, a "Dividend Payment Date") by the Corporation. Dividends payable in cash shall be paid by check to the addresses for the respective Holders on the stock ledger of the Corporation or as designated by the respective Holders in written notices given to the Corporation at least two business days prior to the payment date or by such other means as may be agreed to by the Corporation and the respective Holders. The Corporation will cause written notice of each Dividend on the Series A Preferred Stock to be given to each Holder within five business days after it is determined by the Board of Directors.

         3. VOTING RIGHTS: Except as otherwise required by law and as provided herein, the Holders of the Series A Preferred Stock


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shall be entitled to vote on equal terms with the holders of the Common Stock as a single class of the Corporation, that is one vote per share of Series A Preferred Stock. Notwithstanding the foregoing, the Holders of the Series A Preferred Stock, as a class, shall alone be entitled to vote for the election of one director of the Corporation's Board of Directors for the first nine months from the date of issue and shall be entitled to vote for the election of two directors of the Corporation's Board of Directors following nine months from the date of issue.

         In the event that the Corporation proposes to engage in a sale of substantially all of its assets, merge with or into another corporation, change its primary lines of business (those businesses being the direct mail marketing business and community newspaper business), incur more than $5,000,000 in indebtedness or acquire property valued in excess of $5,000,000 and not in the ordinary course of business, such transaction must be approved in advance by at least a majority of the Series A Preferred Stock issued and outstanding at the time of such vote in addition to any other requirements for the Corporation to take such action.

         4. LIQUIDATION PREFERENCE: In the event of any voluntary of involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of the Series A Preferred Stock then outstanding shall be entitled, for each share of Series A Preferred Stock, to be paid out of assets of the Corporation available for distribution to its stockholders $5.00 (such amount payable being adjusted appropriately to reflect any stock split, stock dividend,, reverse stock split, or any transaction with comparable effect on the capital stock of the Corporation) (the "Liquidation Preference"). This entitlement of the Holders of the Series A Preferred Stock, to the extent equal to $5.00 for each share of Series A Preferred Stock, shall be satisfied before any similar payment shall be made or any assets distributed to the holders of the Common Stock or any other security junior in rank to the Series A Preferred Stock as to distribution of assets upon such dissolution, liquidation or winding up and otherwise shall be satisfied on a pari passu basis with the holders of the Common Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to all of the Holders of the outstanding share of Series A Preferred Stock, the Holders of all such shares shall share ratably in such distribution of assets in accordance to the liquidation preference to which they are entitled. For the purposes of this section, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.



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         5. RESTRICTIONS ON TRANSFER: The shares of Series A Preferred Stock are unregistered securities. Therefore, the following restrictions apply to their transfer:

         THE SHARES OF SERIES A PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") NOR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF ANY SUCH SECURITIES OR ANY INTEREST THEREIN MAY NOT BE ACCOMPLISHED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

         6. CONVERSION: The shares of Series A Preferred Stock are convertible into shares of the Common Stock of the Corporation according to the following provisions:

                  a. The conversion price for shares of the Series A Preferred Stock will be affected by whether or not the Corporation has filed a preliminary Form S-1 (or other applicable registration statement form for an initial public offering) with the Securities and Exchange Commission for an offering of the Corporation's Common Stock (an "IPO") prior to the expiration of six months after the acquisition by the Corporation of 100% of the capital stock of United Marketing Solutions, Inc. ("UMSI") which will result in UMSI becoming a wholly owned subsidiary of the Corporation (the "Merger").

                   b. IPO Before Six Months: The Series A Preferred Stock will be convertible into Common Stock, at the Holder's option, beginning six months after the closing of the Merger at a conversion price which is the lesser of (a) $5.00 and (b) 110% of the price for Common Stock issued in a private placement or IPO (a "Corporation Stock Sale"). For example, if the a Corporation Stock Sale occurs at $6.00 per share, the conversion price used will be $5.00 and the 250,000 shares of Series A Preferred Stock would be convertible into 250,000 shares of Common Stock. If a Corporation Stock Sale occurs at $4.50 per share, the conversion price would be $4.95 (110%), and the 250,000 shares of Series A Preferred Stock would be convertible into approximately 252,525 shares of Common Stock.

                  c. No IPO Before Six Months: The Series A Preferred Stock will be convertible into Common Stock at a conversion price which is the lesser of (a) $4.50 and (b) 110% of the price for the stock in a Corporation


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                  Stock Sale. For example, if a Corporation Stock Sale occurs at
                  $5.00 per share of Common Stock, the conversion price used will be $4.50 and the 250,000 shares of Series A Preferred Stock would be convertible into approximately 277,778 shares of Common Stock. If a Corporation Stock Sale occurs at $3.00 per share, the conversion price would be $3.30 (110%), and the 250,000 shares of Series A Preferred Stock would be convertible into approximately 378,789 shares of Common Stock.

                  d. The conversion price for shares of Series A Preferred Stock is subject to adjustment in the event of a stock split, stock combination or similar adjustment in the number of shares of Common Stock outstanding. All shares of Common Stock issued upon conversion of any shares of Series A Preferred Stock shall be fully paid and nonassessable.

                  e. Any Holder of Series A Preferred Stock desiring to convert any or all such shares into Common Stock shall so indicate in writing to the Corporation. The Corporation shall, within three business days after receipt of such written exercise, cause to be issued and delivered, to such Holder a certificate(s) representing the number of full shares (rounded to the nearest whole number) of Common Stock to which such Holder shall be entitled pursuant to the then-applicable conversion price. Such conversion shall be deemed to have been made on the date of receipt of such written notice from such Holder, and such Holder shall be treated for all purposes as the record holder of such Common Stock on such date and thereafter.

         7. SECURITIES CERTIFICATES: Shares of the Series A Preferred Stock shall be certificated securities, and the transfer agent shall maintain the stock ledger containing the names of the Holders and the amounts of such Holders' shares of Series A Preferred Stock. Upon written request to the Corporation, the Corporation shall forward to any Holder a copy of the page of the Corporation's stock ledger indicating such Holder's amount of Series A Preferred Stock recorded therein. The Corporation shall transmit to each Holder of Series A Preferred Stock upon issuance of such stock certificate a statement containing the terms herein. Each certificate shall bear a legend in the form of the legend in paragraph 5 herein. No transfer of Series A Preferred Stock shall be recorded in the stock ledger of the Corporation in violation of the restrictions stated on such stock certificate.

         8. REDEMPTION/CORPORATION'S RIGHT TO CALL: The Series A Preferred Stock will be redeemable, in whole or in part, at the sole option of the Corporation at any time. Upon a call in writing by the Corporation mailed to the Holders (the date of such mailing, the "Call Date"), Holders of Series A Preferred


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Stock will have twenty (20) days to elect to convert their Series A Preferred
Stock into Common Stock. Following twenty-three (23) days after the Call Date, the Corporation may redeem such Series A Preferred Stock and forward to the Holder the redemption price, calculated as follows. If the Series A Preferred Stock is called within the first six months after the Merger, such shares will have a redemption price of $5.00 per share plus all accrued but unpaid dividends up through the date ten days following the Call Date. If the Series A Preferred Stock is called more than six months after the Merger, the redemption price will be $6.00 per share plus all accrued but unpaid dividends up through the date ten days following the Call Date.

         9. REDEMPTION/HOLDER'S RIGHT TO PUT: The Series A Preferred Stock will be redeemable, at the sole option of the Holder, five years from their date of issuance at a price of $6.00 per share plus all accrued but unpaid dividends upon written notice by the Holder to the Corporation.

                Redeemable Cumulative Convertible Preferred Stock

         1. DESIGNATION: The series of Preferred stock, the issuance of which is hereby authorized, shall comprise 500,000 shares the distinctive serial designation of which shall be "Preferred Stock, Series B", which is sometimes referred to herein as "Redeemable Cumulative Convertible Preferred Stock." Each share of Series B Preferred Stock shall be identical in all respects with all other shares of Series B Preferred Stock. The number of shares of Series B Preferred Stock that are purchased or otherwise acquired by the Corporation or converted into Common Stock shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

         2. DIVIDENDS: Each holder of record of a share or shares of Series B Preferred Stock (a "Holder") of Series B Preferred Stock shall be entitled to receive, prior to the payment of any dividends on the Common Stock, a cumulative dividend of $0.50 per share per annum. Dividends will accrue and shall only be payable upon redemption of the Series B Preferred Stock. Dividends will be payable provided that the indebtedness of the Corporation to BancFirst is current, in accordance with the terms of the Corporation's financing agreement with BancFirst. Dividends payable in cash shall be paid by check to the addresses for the respective Holders on the stock ledger of the Corporation or as designated by the respective Holders in written notices given to the Corporation at least two business days prior to the payment date or by such other means as may be agreed to by the Corporation and the respective Holders. The Corporation will cause written notice of each Dividend on the Series B Preferred Stock to be given to each Holder within five business days after it is determined by the Board of Directors.

         3. VOTING RIGHTS: Except as otherwise required by law and as provided herein, the Holders of the Series B Preferred Stock


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shall be entitled to vote on equal terms with the holders of the Common Stock as a single class of the Corporation, that is one vote per share of Series B Preferred Stock.

         4. LIQUIDATION PREFERENCE: In the event of any voluntary of involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of the Series B Preferred Stock then outstanding shall be entitled, for each share of Series B Preferred Stock, to be paid out of assets of the Corporation available for distribution to its stockholders $5.00 (such amount payable being adjusted appropriately to reflect any stock split, stock dividend,, reverse stock split, or any transaction with comparable effect on the capital stock of the Corporation) (the "Liquidation Preference"). This entitlement of the Holders of the Series B Preferred Stock, to the extent equal to $5.00 for each share of Series B Preferred Stock, shall be satisfied before any similar payment shall be made or any assets distributed to the holders of the Common Stock or any other security junior in rank to the Series B Preferred Stock as to distribution of assets upon such dissolution, liquidation or winding up and otherwise shall be satisfied on a pari passu basis with the holders of the Common Stock. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to all of the Holders of the outstanding share of Series B Preferred Stock, the Holders of all such shares shall share ratably in such distribution of assets in accordance to the liquidation preference to which they are entitled. For the purposes of this section, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

         5. RESTRICTIONS ON TRANSFER: The shares of Series B Preferred Stock are unregistered securities. Therefore, the following restrictions apply to their transfer:

         THE SHARES OF SERIES B PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") NOR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES, AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION FOR NONPUBLIC OFFERINGS. ACCORDINGLY, THE SALE, TRANSFER, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF ANY SUCH SECURITIES OR ANY INTEREST THEREIN MAY NOT BE ACCOMPLISHED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.



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         6. CONVERSION: The shares of Series B Preferred Stock are convertible into shares of the Common Stock of the Corporation according to the following provisions:

                  a. The conversion price for shares of the Series B Preferred Stock will be affected by whether or not the Corporation has filed a preliminary Form S-1 (or other applicable registration statement form for an initial public offering) with the Securities and Exchange Commission for an offering of the Corporation's Common Stock (an "IPO") prior to the expiration of six months after the acquisition by the Corporation of 100% of the capital stock of United Marketing Solutions, Inc. ("UMSI") which will result in UMSI becoming a wholly owned subsidiary of the Corporation (the "Merger").

                  c. IPO Before Six Months: The Series B Preferred Stock will be convertible into Common Stock, at the Holder's option, beginning six months after the closing of the Merger at a conversion price which is the lesser of (a) $5.00 and (b) 110% of the price for Common Stock issued in a private placement or IPO (a "Corporation Stock Sale"). For example, if the a Corporation Stock Sale occurs at $6.00 per share, the conversion price used will be $5.00 and the 70,000 shares of Series B Preferred Stock would be convertible into 70,000 shares of Common Stock. If a Corporation Stock Sale occurs at $4.50 per share, the conversion price would be $4.95 (110%), and the 70,000 shares of Series B Preferred Stock would be convertible into approximately 70,707 shares of Common Stock.

                  d. No IPO Before Six Months: The Series B Preferred Stock will be convertible into Common Stock at a conversion price which is the lesser of (a) $4.50 and (b) 110% of the price for the stock in a Corporation Stock Sale. For example, if a Corporation Stock Sale occurs at $5.00 per share of Common Stock, the conversion price used will be $4.50 and the 70,000 shares of Series B Preferred Stock would be convertible into approximately 77,778 shares of Common Stock. If a Corporation Stock Sale occurs at $3.00 per share, the conversion price would be $3.30 (110%), and the 70,000 shares of Series B Preferred Stock would be convertible into approximately 106,060 shares of Common Stock.

                  f. The conversion price for shares of Series B Preferred Stock is subject to adjustment in the event of a stock split, stock combination or similar adjustment in the number of shares of Common Stock outstanding. All shares of Common Stock issued upon conversion of any shares of Series B Preferred Stock shall be fully paid and nonassessable.

                  g. Any Holder of Series B Preferred Stock desiring to convert any or all such shares into Common Stock shall so indicate in writing to the Corporation. The Corporation shall, within three business days after receipt of such written exercise, cause to be issued and delivered, to such Holder a certificate(s) representing the number of full shares (rounded to the nearest whole number) of Common Stock to which such Holder shall be entitled pursuant to the then-applicable conversion price. Such conversion shall be deemed to have been made on the date of receipt of such written notice from such Holder, and such Holder shall be treated for all purposes as the record holder of such Common Stock on such date and thereafter.

         7. SECURITIES CERTIFICATES: Shares of the Series B Preferred Stock shall be certificated securities, and the transfer agent shall maintain the stock ledger containing the names of the Holders and the amounts of such Holders' shares of Series B Preferred Stock. Upon written request to the Corporation, the Corporation shall forward to any Holder a copy of the page of the Corporation's stock ledger indicating such Holder's amount of Series B Preferred Stock recorded therein. The Corporation shall transmit to each Holder of Series B Preferred Stock upon issuance of such stock certificate a statement containing the terms herein. Each certificate shall bear a legend in the form of the legend in paragraph 5 herein. No transfer of Series B Preferred Stock shall be recorded in the stock ledger of the Corporation in violation of the restrictions stated on such stock certificate.

         8. REDEMPTION/CORPORATION'S RIGHT TO CALL: The Series B Preferred Stock will be redeemable, in whole or in part, at the sole option of the Corporation at any time. Upon a call in writing by the Corporation mailed to the Holders (the date of such mailing, the "Call Date"), Holders of Series B Preferred Stock will have twenty (20) days to elect to convert their Series B Preferred Stock into Common Stock. Following twenty-three (23) days after the Call Date, the Corporation may redeem such Series B Preferred Stock and forward to the Holder the redemption price, calculated as follows. If the Series B Preferred Stock is called within the first six months after the Merger, such shares will have a redemption price of $5.00 per share plus all accrued but unpaid dividends up through the date ten days following the Call Date. If the Series B Preferred Stock is called more than six months after the Merger, the redemption price will be $6.00 per share plus all accrued but unpaid dividends up through the date ten days following the Call Date.

         9. REDEMPTION/HOLDER'S RIGHT TO PUT: The Series B Preferred Stock will be redeemable, at the sole option of the Holder, at the following time and in the following amounts: (1) 50% redeemable six months from the date of issue; (2) 25%


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
redeemable nine months from the date of issue; (3) 25% redeemable one year from the date of issue. The redemption price shall be $5.00 per share plus all accrued but unpaid dividends upon written notice by the Holder to the Corporation.

                   RESOLUTION REGARDING THE BOARD OF DIRECTORS

         BE IT FURTHER RESOLVED, that the Board of Directors of the Corporation shall consist of five directors. The number of directors may be increased only upon an affirmative vote of the holders of the Company's Series A Preferred Stock at a shareholder meeting of the holders of the Series A Preferred Stock called for such purpose.

                       TRANSFER OF STOCK PURCHASE WARRANTS

         BE IT FURTHER RESOLVED, that the President and Secretary of the Corporation are authorized and empowered to issue stock purchase warrants for purchases of Common Stock to such persons and in such amounts as provided for in the Transaction Documents;

         BE IT FURTHER RESOLVED, that the shares of Common Stock issued and sold by the Corporation upon exercise of the stock purchase warrants authorized pursuant to the foregoing resolution shall be evidenced by certificates that shall have placed prominently thereon all legends required by federal law, Nevada law, the Certificate of Incorporation and/or the Bylaws;

         BE IT FURTHER RESOLVED, that each share of Common Stock issued and sold by the Corporation upon exercise of the stock purchase warrants authorized pursuant to the foregoing resolution, when the full purchase price therefor shall have been received by the Corporation, shall be a duly and validly issued, fully paid and nonassessable share, and the consideration received therefor shall be credited to the appropriate capital accounts of the Corporation;

         BE IT FURTHER RESOLVED, that the stock purchase warrants granted and issued by the Corporation pursuant to the foregoing resolution shall be evidenced by a warrant certificate in the form attached hereto as Exhibit D; and

                          GENERAL AUTHORITY RESOLUTION

         BE IT FURTHER RESOLVED, that the President and Secretary of the Corporation are authorized, directed and empowered on behalf of the Corporation and in its name to execute any applications, certificates, agreements, or any other instruments or documents or amendments or supplements thereto, or to do and to cause to be done any and all other acts and things as such officers may in their discretion


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
         deem necessary or appropriate to carry out the purposes of the foregoing resolutions.

         IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors, have executed this consent as of the day and year first above written. This consent may be executed by facsimile.

                      [SIGNATURES APPEAR ON THE NEXT PAGE]




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                                        /s/  Lawrence Grimes
                                        --------------------------------------
                                             Lawrence Grimes,
                                             President and Director

                                        /s/  Kenneth Brochin
                                        --------------------------------------
                                             Kenneth Brochin,
                                             Secretary, Treasurer and Director

                                        /s/  David Grossman
                                        --------------------------------------
                                             David Grossman
                                             Director

                                        /s/  Jeffrey Sens
                                        --------------------------------------
                                             Jeffrey Sens
                                             Director

                                        /s/  Joel Sens
                                        --------------------------------------
                                             Joel Sens
                                             Director




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